AMENDED AND RESTATED BYLAWS



                                       OF



                                 BMC FUND, INC.

                                TABLE OF CONTENTS

                                                                        Page No.

ARTICLE 1 -- OFFICES...........................................................1

         Section 1.  Principal and Registered Office...........................1

         Section 2.  Other Offices.............................................1

ARTICLE 2 -- MEETINGS OF SHAREHOLDERS..........................................1

         Section 1.  Place of Meeting..........................................1

         Section 2.  Annual Meeting............................................1

         Section 3.  Substitute Annual Meeting.................................1

         Section 4.  Special Meetings..........................................1

         Section 5.  Notice of Meetings........................................1

         Section 6.  Quorum....................................................2

         Section 7.  Shareholders' List........................................2

         Section 8.  Voting of Shares..........................................3

         Section 9.  Action Without Meeting....................................3

         Section 10.  Meeting Attendance.......................................3

ARTICLE 3 -- BOARD OF DIRECTORS................................................4

         Section 1.  General Powers............................................4

         Section 2.  Number, Term and Qualification............................4

         Section 3.  Removal...................................................4

         Section 4.  Vacancies.................................................4

         Section 5.  Compensation..............................................4

ARTICLE 4 -- MEETINGS OF DIRECTORS.............................................5

         Section 1.  Annual and Regular Meetings...............................5

         Section 2.  Special Meetings..........................................5

         Section 3.  Notice of Meetings........................................5

         Section 4.  Quorum....................................................5

         Section 5.  Manner of Acting..........................................5

         Section 6.  Presumption of Assent.....................................5

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         Section 7.  Action Without Meeting....................................6

         Section 8.  Meeting by Communications Device..........................6

ARTICLE 5 -- COMMITTEES........................................................6

         Section 1.  Election and Powers.......................................6

         Section 2.  Executive Committee.......................................6

         Section 3.  Removal; Vacancies........................................7

         Section 4.  Meetings..................................................7

         Section 5.  Minutes...................................................7

ARTICLE 6 -- OFFICERS..........................................................7

         Section 1.  Titles....................................................7

         Section 2.  Election; Appointment.....................................7

         Section 3.  Removal...................................................7

         Section 4.  Vacancies.................................................7

         Section 5.  Compensation..............................................8

         Section 6.  Chairman and Vice Chairman of the Board of
         Directors.............................................................8

         Section 7.  President.................................................8

         Section 8.  Vice Presidents...........................................8

         Section 9.  Secretary.................................................8

         Section 10.  Assistant Secretaries....................................9

         Section 11.  Treasurer................................................9

         Section 12.  Assistant Treasurers.....................................9

         Section 13.  Controller and Assistant Controllers.....................9

         Section 14.  Voting Upon Stocks.......................................9

ARTICLE 7 -- CAPITAL STOCK....................................................10

         Section 1.  Certificates.............................................10

         Section 2.  Transfer of Shares.......................................10

         Section 3.  Transfer Agent and Registrar.............................10

         Section 4.  Regulations..............................................10

         Section 5.  Fixing Record Date.......................................10

         Section 6.  Lost Certificates........................................11

         Section 7.  Redemption by Corporation................................11


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ARTICLE 8 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS........................12

         Section 1.  Indemnification Provisions...............................12

         Section 2.  Definitions..............................................13

         Section 3.  Settlements..............................................13

         Section 4.  Litigation Expense Advances..............................13

         Section 5.  Approval of Indemnification Payments.....................14

         Section 6.  Suits by Claimant........................................14

         Section 7.  Consideration; Personal Representatives and
         Other Remedies.......................................................14

         Section 8.  Scope of Indemnification Rights..........................14

ARTICLE 9 -- GENERAL PROVISIONS...............................................15

         Section 1.  Dividends and other Distributions........................15

         Section 2.  Seal.....................................................15

         Section 3.  Waiver of Notice.........................................15

         Section 4.  Checks...................................................15

         Section 5.  Fiscal Year..............................................15

         Section 6.  Amendments...............................................15

         Section 7.  Shareholders' Agreement..................................15

         Section 8.  Electronic Transactions..................................15

         Section 9.  Loans....................................................16

         Section 10.  Anti-Takeover Legislation...............................16

         Section 11.  Definitions.............................................16

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 BMC FUND, INC.

                              ARTICLE 1 -- OFFICES

            Section 1. Principal and Registered Office. The principal office of the corporation shall be located at such place as the board of directors may fix from time to time. The registered office of the corporation may, but need not, be the same as the principal office.

            Section 2. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine.

                      ARTICLE 2 -- MEETINGS OF SHAREHOLDERS

            Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be fixed by the president, the secretary or the board of directors and designated in the notice of the meeting.

            Section 2. Annual Meeting. The annual meeting of shareholders shall be held not earlier than January 1 and not later than March 31 of each year or at such other date determined by the board of directors, provided that the date of the annual meeting shall be within 15 months after the date of the corporation's last annual meeting. The annual meeting of shareholders shall be held for the purposes of electing directors of the corporation and transacting such other business as may be properly brought before the meeting.

            Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

            Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the chairman of the board of directors, by the president or by the board of directors, and must be called and held within thirty days of demand therefor, if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

            Section 5. Notice of Meetings. At least 10 and no more than 60 days prior to any annual or special meeting of shareholders, the corporation shall notify shareholders of the date, time and place of the meeting and, in the case of a special or substitute annual meeting or where otherwise required by law, shall describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the articles of incorporation or by law (for example, in the event of a meeting to consider the adoption of a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or a voluntary dissolution), the corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. It shall be the primary responsibility of the secretary to give the notice, but notice may be given by or at the direction of the president or other person or persons calling the meeting. Notice may be given either by personal delivery, or by telegraph, teletype, facsimile transmission or other form of electronic communication or by mail or private carrier. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

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            Section 6. Quorum. A majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless quorum requirements are otherwise fixed by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the General Statutes of North Carolina. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.

            Section 7. Shareholders' List. After a record date is fixed for a meeting, the secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders' meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholders' list shall be made available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at such other place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

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            Section 8. Voting of Shares. Except as otherwise provided by the articles of incorporation or by law, each outstanding share of voting capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Unless otherwise provided in the articles of incorporation or by law, cumulative voting for directors shall not be allowed. Action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or by the articles of incorporation. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on a particular matter. Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that this provision shall not limit the power of the corporation to vote shares held by it in a fiduciary capacity.

            Section 9. Action Without Meeting. Any action which the shareholders could take at a meeting may be taken without a meeting if one or more unrevoked written consents, setting forth the action taken, shall be signed, before or after such action, by all the shareholders who would be entitled to vote upon the action at a meeting. The consent shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's consent to action taken without meeting or revocation thereof may be in electronic form and delivered by electronic means. If by law the corporation is required to give its nonvoting shareholders written notice of the proposed action, it shall do so at least 10 days before the action is taken, and such notice must contain or be accompanied by the same material that would have been required by law to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

            Section 10. Meeting Attendance. By its adoption of this Article 2,
      Section 9, of the bylaws of the corporation, the board of directors has authorized a shareholder or the shareholder's proxy not physically present at a meeting of shareholders to attend the meeting by electronic or other means of remote communication that allow the shareholder or proxy (i) to read or to hear the meeting proceedings substantially concurrently as the proceedings occur, (ii) to be read or to be heard substantially concurrently as the shareholder or proxy communicates, and (iii) to vote on matters to which the shareholder or proxy is entitled to vote.

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                         ARTICLE 3 -- BOARD OF DIRECTORS

            Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors except as otherwise provided by law, by the articles of incorporation, by a valid shareholders' agreement, or by these bylaws.

            Section 2. Number, Term and Qualification. The number of directors of the corporation shall be not less than three nor more than 15. The shareholders at any annual meeting may by resolution fix the number of directors to be elected at the meeting; but in the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of shareholders, unless the number is changed prior to such meeting by action of the shareholders. Each director's term shall expire at the annual meeting next following the director's election as a director, provided, that notwithstanding the expiration of the term of the director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

            Section 3. Removal. Directors may be removed from office with or without cause (unless the articles of incorporation provide that directors may be removed only for cause) provided the notice of the shareholders' meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove him. If any directors are so removed, new directors may be elected at the same meeting.

            Section 4. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            Section 5. Compensation. The directors shall not receive compensation for their services as such, except that by resolution of the board of directors, the directors may be paid fees, which may include but are not restricted to fees for attendance at meetings of the board or of a committee, and they may be reimbursed for expenses of attendance. Any director may serve the corporation in any other capacity and receive compensation therefor.

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                       ARTICLE 4 -- MEETINGS OF DIRECTORS

            Section 1. Annual and Regular Meetings. The annual meeting of the board of directors shall be held immediately following the annual meeting of the shareholders. The board of directors may by resolution provide for the holding of regular meetings of the board on specified dates and at specified times. Notice of regular meetings held at the principal office of the corporation and at the usual scheduled time shall not be required. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on a date designated in the notice of the meeting, if any, during either the same week in which the regularly scheduled date falls or during the preceding or following week. Regular meetings of the board shall be held at the principal office of the corporation or at such other place as may be designated in the notice of the meeting.

            Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.

            Section 3. Notice of Meetings. Unless the articles of incorporation provide otherwise, the annual and regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. The secretary or other person or persons calling a special meeting shall give notice by any usual means of communication to be sent at least two days before the meeting if notice is sent by means of telephone, telecopy or personal delivery and at least five days before the meeting if notice is sent by mail. A director's attendance at, or participation in, a meeting for which notice is required shall constitute a waiver of notice, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

            Section 4. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business at a meeting of the board of directors.

            Section 5. Manner of Acting. Except as otherwise provided in the articles of incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

            Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting, or unless his dissent or abstention is entered in the minutes of the meeting or unless he shall file written notice of his dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.

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            Section 7. Action Without Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more unrevoked written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director's consent to action taken without meeting or revocation thereof may be in electronic form and delivered by electronic means. Action taken without a meeting is effective when one or more unrevoked consents signed by all the directors are delivered to the corporation, unless the consents specify a different effective date. A directors' consent to action may be revoked in a writing signed by the director and delivered to the corporation prior to the action becoming effective.

            Section 8. Meeting by Communications Device. Unless otherwise provided in the articles of incorporation, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                             ARTICLE 5 -- COMMITTEES

            Section 1. Election and Powers. Unless otherwise provided by the articles of incorporation or the bylaws, a majority of the board of directors may create one or more committees and appoint two or more directors to serve at the pleasure of the board on each such committee. To the extent specified by the board of directors or in the articles of incorporation, each committee shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that no committee shall have authority to do the following:

                  (a) Authorize distributions.

                  (b) Approve or propose to shareholders action required to be approved by shareholders.

                  (c) Fill vacancies on the board of directors or on any of its committees.

                  (d) Amend the articles of incorporation.

                  (e) Adopt, amend or repeal the bylaws.

                  (f) Approve a plan of merger not requiring shareholder
            approval.

            Section 2. Executive Committee. Without limiting the foregoing, there may be an executive committee of three or more directors designated by resolution passed by a majority of the whole board of directors. Such committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the board of directors, the executive committee shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that the executive committee shall not have authority to fix compensation of the directors for serving on the board or on any committee, amend or repeal any resolution of the board or directors that by its terms shall not be so amendable or repealable or take any action referred to Article 5, Section 1 of these bylaws.

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            Section 3. Removal; Vacancies. Any member of a committee may be removed at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled by a majority of the whole board of directors.

            Section 4. Meetings. The provisions of Article 4 shall apply to the committees of the board and its members to the extent applicable.

            Section 5. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the board of directors at or before the next meeting of the board.

                              ARTICLE 6 -- OFFICERS

            Section 1. Titles. The officers of the corporation shall be a president, a vice president (who may be designated as an executive vice president), a secretary and a treasurer and may include a chairman and vice chairman of the board of directors, one or more additional executive vice presidents and vice presidents, a controller, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers, and such other officers as shall be deemed necessary. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the board of directors or by the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of officers). Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

            Section 2. Election; Appointment. The officers of the corporation shall be elected from time to time by the board of directors or appointed from time to time by the president (to the extent that the president is authorized by the board to appoint officers).

            Section 3. Removal. Any officer may be removed by the board at any time with or without cause whenever in its judgment the best interests of the corporation will be served, but removal shall not itself affect the officer's contract rights, if any, with the corporation.

            Section 4. Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the board of directors, or by the president (to the extent authorized by the board).

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            Section 5. Compensation. The compensation of the officers shall be fixed by, or under the direction of, the board of directors.

            Section 6. Chairman and Vice Chairman of the Board of Directors. The chairman of the board of directors, if such officer is elected, shall preside at meetings of the board of directors and shall have such other authority and perform such other duties as the board of directors shall designate. The vice chairman, if elected, shall preside at meetings of the board in the absence of the chairman and shall have such other authority and perform such other duties as the board of directors shall designate.

            Section 7. President. The president shall be in general charge of the affairs of the corporation in the ordinary course of its business and shall preside at meetings of the shareholders. The president may perform such acts, not inconsistent with applicable law or the provisions of these bylaws, as may be performed by the president of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the corporation. The president shall have such other powers and perform such other duties as the board of directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

            Section 8. Vice Presidents. The executive vice president, if such officer is elected or appointed, shall exercise the powers of the president during that officer's absence or inability to act. In default of both the president and the executive vice president, any other vice president may exercise the powers of the president. Any action taken by a vice president in the performance of the duties of the president shall be presumptive evidence of the absence or inability to act of the president at the time the action was taken. The vice presidents shall have such other powers and perform such other duties as may be assigned by the board of directors or by the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers).

            Section 9. Secretary. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the board of directors and shall give all notices required by law and by these bylaws. The secretary shall have general charge of the corporate books and records and shall have the responsibility and authority to maintain and authenticate such books and records. The secretary shall have general charge of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The secretary shall have general charge of the stock transfer books of the corporation and shall keep at the principal office of the corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each. The secretary shall sign such instruments as may require the signature of the secretary, and in general shall perform the duties incident to the office of secretary and such other duties as may be assigned from time to time by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers).

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            Section 10. Assistant Secretaries. Each assistant secretary, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the president (if authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability to act.

            Section 11. Treasurer. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the board of directors. The treasurer shall keep full and accurate accounts of the finances of the corporation, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries as appropriate, that include a balance sheet, an income statement, and a statement of changes in net assets or a statements of cash flows as of the end of the fiscal year. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days of the close of each fiscal year and shall maintain a copy of such statements at the principal office of the corporation for a period of 10 years. The treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers).

            Section 12. Assistant Treasurers. Each assistant treasurer, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant treasurers shall exercise the powers of the treasurer during that officer's absence or inability to act.

            Section 13. Controller and Assistant Controllers. The controller, if such officer is elected, shall have charge of the accounting affairs of the corporation and shall have such other powers and perform such other duties as the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers) shall designate. Each assistant controller shall have such powers and perform such duties as may be assigned by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant controllers shall exercise the powers of the controller during that officer's absence or inability to act.

            Section 14. Voting Upon Stocks. Subject to the corporation's Proxy Voting Policies and Procedures adopted by the board of directors on July 26, 2003, as such have been and may be amended from time to time, or in the absence thereof, and unless otherwise ordered by the board of directors, each of the chairman of the board and the president shall have full power and authority in behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.

                                       9
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                           ARTICLE 7 -- CAPITAL STOCK

            Section 1. Certificates. Shares of the capital stock of the corporation shall be represented by certificates. The name and address of the persons to whom shares of capital stock of the corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. Certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with the articles of incorporation of the corporation as shall be approved by the board of directors. Each certificate shall be signed (either manually or by facsimile) by (a) the president or any vice president and by the secretary, assistant secretary, treasurer or assistant treasurer or
      (b) any two officers designated by the board of directors. Each certificate may be sealed with the seal of the corporation or a facsimile thereof.

            Section 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer records of the corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the recordholder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be cancelled before new certificates for the shares shall be issued.

            Section 3. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

            Section 4. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.

            Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. The record date shall be not more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of shareholders is taken. If no record date is fixed for action without a meeting, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs a consent to the action taken.

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

            Section 6. Lost Certificates. The board of directors must authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in a sum as the corporation may reasonably direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The board of directors may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.

            Section 7. Redemption by Corporation.

                  (a) At the request of the executor or administrator of the estate of a deceased shareholder, the corporation shall redeem any portion or all of the capital stock of the corporation held in such estate, subject to the following conditions:

                        (i) The executor or administrator of the estate shall
                  represent to the corporation that the proposed transaction qualifies as a distribution and redemption of stock to pay death taxes, funeral and administrative expenses and similar obligations of the estate within the meaning of Section 303 of the Internal Revenue Code, or any successor statute; provided, however, that the corporation in addition may require the executor or administrator of the estate to provide the corporation with an opinion of counsel satisfactory to the corporation to such effect.

                        (ii) The corporation shall obtain an order of the
                  Securities and Exchange Commission under any applicable provision of the Investment Company Act of 1940, or any successor statute, permitting the redemption, or an opinion of counsel satisfactory to the corporation that such an order is not required by such Act, in which latter event such opinion of counsel shall also state that the proposed transaction complies with all rules and regulations of the Commission applicable to acquisitions by investment companies of their own stock. The estate shall bear all of the expenses of the corporation in connection with applying for and obtaining an opinion of the Commission or obtaining an opinion of counsel.

                        (iii) The purchase price of the capital stock to be
                  redeemed shall be the fair market value of such stock within 15 days of the purchase as determined by an independent third party selected by mutual agreement of the corporation and the executor or administrator. Such third party shall be experienced in the field of appraising the value of stock of closed-end investment companies. The estate shall bear the cost of the appraisal; provided, however, that if the corporation obtains, for bona fide corporate purposes unrelated to the proposed transaction, an appraisal as of a date within 15 days of the purchase, then the corporation and the executor or administrator may use such appraisal without costs to the estate.

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

                        (iv) A majority of the board of directors of the
                  corporation, including a majority of the directors who are not an "interested person" of the corporation as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, shall consider and approve the proposed transaction and shall determine specifically that transfer or liquidation of securities or other assets held in the corporation's portfolio necessary or desirable to pay the purchase price of the capital stock to be redeemed shall not have an adverse effect on the corporation or its shareholders. The estate shall bear all of the expenses of the corporation, including brokerage commissions, if any, in connection with the liquidation of securities or other assets.

                        (v) The corporation shall comply with the requirements
                  of Section 55-52 of the General Statutes of North Carolina including, if applicable, the requirement that the holders of a majority of the corporation's shares authorize the redemption.(1)

                  (b) Notwithstanding subsection (a) above, the corporation
            shall redeem any portion or all of the capital stock owned by any other shareholder, including any corporation, foundation, church or other entity not entitled to the benefit of Section 303 of the Internal Revenue Code, or any successor statute, provided the conditions of subsections (a)(ii), (a)(iii), (a)(iv) and (a)(v) above are satisfied.

                  (c) This Article 7, Section 7 may be amended or repealed only by vote of a majority of the total number of shares of the corporation then issued and outstanding, held by persons who are not "interested persons" of the corporation as that term is defined in
            Section 2(a)(19) of the Investment Company Act of 1940, and entitled to vote thereon at any annual meeting or at any special meeting of shareholders called for the purpose of considering such action.

             ARTICLE 8 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 1. Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of such service; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or
      (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation or which are attributable to the willful misfeasance, bad faith, gross negligence or reckless disregard of the Claimant's duties in the conduct of his or her office within the meaning of Section 17(h) of the Investment Company Act of 1940.

-----------------
(1) Section 55-52 of the General Statutes of North Carolina was superseded by
Section 55-6-40 following the shareholders' adoption of Article 7, Section 7, of the bylaws. Section 55-6-40 does not require shareholder approval of the repurchase of shares by the corporation.

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

            Section 2. Definitions. As used in this Article, (a) "liabilities" shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 3 of this Article 8; (b) "litigation expenses" shall include, without limitation, (1) reasonable costs and expenses and attorneys' fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys' fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and
      (c) "disinterested directors" shall mean directors who are not party to the proceeding in question.

            Section 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

            Section 4. Litigation Expense Advances.

                  (a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.

                  (b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.

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

                  (c) Without limiting the rights contained in subsection (a)
            above, the board of directors may take action to advance any litigation expenses to a Claimant upon receipt of an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses.

            Section 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant's right to indemnification.

            Section 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until sixty days after a written claim has been received by the corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant's liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to determine that indemnification of the Claimant is proper, nor determination by the corporation that indemnification is not due because of application of clause (b) of Section 1 shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

            Section 7. Consideration; Personal Representatives and Other Remedies. Any Claimant who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the capacities described in Section 1 shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any Claimant hereunder, and the right shall not be exclusive of any other rights to which the Claimant or legal representative may be entitled apart from this Article.

            Section 8. Scope of Indemnification Rights.

                  (a) No right granted under this Article 8 shall be interpreted to apply to the willful misfeasance, bad faith, gross negligence or reckless disregard of the Claimant's duties in the conduct of his or her office within the meaning of Section 17(h) of the Investment Company Act of 1940.

                  (b) The rights granted herein shall not be limited by the
            provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.

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

                         ARTICLE 9 -- GENERAL PROVISIONS

            Section 1. Dividends and other Distributions. The board of directors may from time to time declare and the corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

            Section 2. Seal. The seal of the corporation shall be any form approved from time to time or at any time by the board of directors.

            Section 3. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the articles of incorporation or applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the corporation shall be equivalent to giving the notice.

            Section 4. Checks. All checks, drafts or orders for the payment of money shall be signed by the officer or officers or other individuals that the board of directors may from time to time designate.

            Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

            Section 6. Amendments. Unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or by law, these bylaws may be amended or repealed by the board of directors, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed
      (a) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the board of directors or (b) if originally adopted by the board of directors, either by the shareholders or by the board of directors. A bylaw that fixes a greater quorum or voting requirement may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.

            Section 7. Shareholders' Agreement. In the event of a conflict between these bylaws and a valid shareholders' agreement, the shareholders' agreement shall control.

            Section 8. Electronic Transactions. The corporation may conduct any action or set of actions by any electronic means.

            Section 9. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

            Section 10. Anti-Takeover Legislation. The provisions of Article VII and Article VIIA of Chapter 55 of the General Statutes of North Carolina, entitled, respectively, "The North Carolina Shareholder Protection Act" and the "North Carolina Control Share Acquisition Act," shall not be applicable to the corporation.

            Section 11. Definitions. Unless the context otherwise requires, the terms in these bylaws shall have the meanings assigned to them in Chapter 55 of the General Statutes of North Carolina, to the extent defined therein.

            THIS IS TO CERTIFY that the above Amended and Restated Bylaws of BMC Fund, Inc. were adopted by the board of directors of the corporation at a meeting held on December 14, 2006.

            This 14th day of December, 2006.



                                           ------------------------------
                                           Carol Frye
                                           Secretary


[Corporate Seal]


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